STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

DIANNE LUM
CAMLEX MANAGEMENT INC

VANCOUVER, BC

Job:C20140930-1765
September 30, 2014

Special Handling Instructions:
9/30/14: **24HR** MERGER, CERT COPY EMAILED with new license.

No expedite fee payment was provided for the Certificate of Merger. This certificate request has been forwarded to our Copies Division for regular processing.

JPH
9/30/2014 HC EM FROM SCANNER COM 930-1765

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Merge In	20140693735-60	9/30/2014 10:15:53 AM	1	$350.00	$350.00
24 Hour Expedite	20140693735-60	9/30/2014 10:15:53 AM	1	$125.00	$125.00
Merge Out	20140693735-60	9/30/2014 10:15:53 AM	1	$0.00	$0.00
Copies - Certification of Document	20140693735-60	9/30/2014 10:15:53 AM	1	$30.00	$30.00
Business License	20140693735-60	9/30/2014 10:15:53 AM	1	$0.00	$0.00
Certificate of Fact of Merger	20140693735-60	9/30/2014 10:15:53 AM	1	$50.00	$50.00
Total					$555.00

Payments

Type	Description	Amount
Credit	53856GI14093042170733	$505.00
Credit	83171GI14093042201677	$50.00
Total		$555.00

Credit Balance: $0.00

Job Contents:
Certified File Stamped Copy(s): 1

DIANNE LUM
CAMLEX MANAGEMENT INC

VANCOUVER, BC

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Job Contents:

Business License(s):	1
Certificate of Merger(s):	1

DIANNE LUM
CAMLEX MANAGEMENT INC

VANCOUVER, BC

SECRETARY OF STATE

STATE OF NEVADA

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, limited-liability partnerships, and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that there was filed in this office on September 30, 2014

ARTICLES OF MERGER
merging
CELL MEDX CORP.
(A NEVADA CORPORATION)
Into
SPORTS ASYLUM, INC.
(A NEVADA CORPORATION)
Changing name to
CELL MEDX CORP.
Effective date OCTOBER 9, 2014

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 30, 2014.

ROSS MILLER
Secretary of State

Certified By: Heather Christensen
Certificate Number: C20140930-1765
You may verify this certificate
online at **http://www.nvsos.gov/**